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                       Securities and Exchange Commission

                             Washington, D.C. 20549



                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) October 20, 1999
                                                         ----------------

                                   Knoll, Inc.
                                   -----------
             (Exact name of registrant as specified in its charter)

          Delaware                  1-12907                    13-3873847
          --------                  -------                    ----------
         (State or other           (Commission               (IRS Employer
         jurisdiction of           File Number)             Identification No.)
         incorporation)


          1235 Water Street, East Greenville, Pennsylvania        18041
          -------------------------------------------------------------
          (Address of principal executive offices)           (Zip Code)

       Registrant's Telephone Number, including area code: (215) 679-7991
                                                           --------------



                                       N/A
               ----------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.  Other Events.

On October 20, 1999, Knoll, Inc. (the "Company") entered into a Credit Agreement (the "Credit Agreement") between the Company, each of the Company's domestic subsidiaries as guarantors, certain lenders identified therein (the "Lenders"), Bank of America, N.A., as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Documentation Agent.

Knoll entered into the Credit Agreement in connection with the pending merger (the "Merger") of a newly formed entity with and into the Company, in a transaction in which the Company's public shareholders would receive $28.00 per share in cash for the approximately 17.7 million shares owned by them, representing approximately 40% of the shares outstanding. The Merger is currently expected to be completed in early November 1999.

The Credit Agreement provides for a secured credit facility under which Knoll may borrow up to $650 million to (1) fund the Merger and related fees and expenses, (2) refinance all amounts owing under the Company's existing senior credit agreement and (3) provide for working capital and ongoing general corporate purposes. The credit facility will consist of up to a $325 million six-year term loan facility and up to a $325 million six-year revolving credit facility, and will bear interest at a LIBOR-based rate. At the effective time of the Merger, the indebtedness incurred under the credit facility will become the indebtedness of Knoll as the corporation surviving the Merger. Borrowings under the facility are subject to the satisfaction of conditions customary for loans of this type, including court approval of the settlement relating to the stockholder litigation relating to the Merger.

Also, on October 20, 1999, the Company's stockholders approved the Merger.

The Credit Agreement, filed herewith as Exhibit 99.1, is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits:

         The following exhibits are filed as part of this report:

         99.1 Credit Agreement, dated as of October 20, 1999, between Knoll, Inc. (the "Company"), each of the Company's domestic subsidiaries, certain Lenders identified therein (the "Lenders"), Bank of America, N.A., as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Documentation Agent.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        KNOLL, INC.



                                        By: /s/ Douglas J. Purdom
                                            ------------------------------
                                            Douglas J. Purdom
                                            Senior Vice President and Chief
                                            Financial Officer


Dated:  October 22, 1999



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                                  Exhibit Index
                                  -------------

Exhibit No.       Description
-----------       -----------

99.1 Credit Agreement, dated as of October 20, 1999, between Knoll, Inc. (the "Company"), each of the Company's domestic subsidiaries, certain Lenders identified therein (the "Lenders"), Bank of America, N.A., as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Documentation Agent.